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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2015

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-53908 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)

2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)	30084-5336 (Zip Code)

Registrant's telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        At the September 28, 2015 meeting of our board of directors, our board appointed Mr. Jimmy G. Bailey to serve as an at-large director. Mr. Bailey's appointment fills the vacancy created when Mr. Benny W. Denham retired from our board of directors in July 2015. Mr. Bailey's current term will extend until our annual meeting of members in March 2016. Mr. Bailey was also appointed to the construction project committee of our board of directors. Mr. Bailey also serves on the board of directors for Diverse Power Incorporated, an Electric Membership Corporation, one of our members.

        Also at the September 28 meeting, our board of directors elected Mr. Bobby C. Smith, Jr. as Chairman of the Board and Mr. Marshall S. Millwood as Vice-Chairman of the Board. Mr. Millwood had been serving as interim Chairman of the Board following Mr. Denham's retirement. Mr. Smith's and Mr. Millwood's current terms as Chairman and Vice-Chairman, respectively, will extend until our board of directors' meeting in March 2016.

        For additional information regarding our board of directors and election procedures, see "DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE" in our annual report on Form 10-K for the fiscal year ended December 31, 2014, filed March 26, 2015.

Item 9.01    Financial Statements and Exhibits

(a)
Not applicable.

(b)
Not applicable.

(c)
Not applicable.

(d)
Exhibits.

Exhibit No.	Description
99.1	Press Release issued on October 1, 2015

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: October 1, 2015	By:	/s/ MICHAEL L. SMITH Michael L. Smith President and Chief Executive Officer

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  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 9.01 Financial Statements and Exhibits
SIGNATURE